Part II                                                             Exhibit 15.1
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               Letter re: Unaudited Interim Financial Information


CVS CorSporation
Woonsocket, Rhode Island

Board of Directors:

Re:  Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043,
     33-17181, 2-97913, 2-77397 and 2-53766 on Form S-8 and 333-52055 on
     Form S-3

     With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated July 29, 1998 related to our review of interim financial information.

     Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

     Very truly yours,


/s/ KPMG Peat Marwick LLP
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KPMG PEAT MARWICK LLP

Providence, Rhode Island
August 7, 1998